EXHIBIT 10.15
Lance Boxer
PERFORMANCE-VESTING
NON-QUALIFIED STOCK OPTION AGREEMENT
2006 Trader Acquisition Corp
Stock Incentive Plan
     THIS AGREEMENT (this “Agreement”), is made effective as of the                      day of                     , 20     , (hereinafter called the “Date of Grant”), between Trader Acquisition Corp, a Delaware corporation (hereinafter called the “Company”), and Lance Boxer (hereinafter called the “Participant”):
R E C I T A L S:
     WHEREAS, the Company has adopted the Trader Acquisition Corp 2006 Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and
     WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the option provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
     1. Grant of the Option. The Company hereby grants to the Participant the right and option (the “Option”) to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of                      Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $      (the “Option Price”). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.
     2. Vesting and Exercisability.
          (a) Subject to the Participant’s continued Employment with the Company, the Option shall vest and become exercisable pursuant to the terms contained in Schedule A, attached hereto. At any time, the portion of the Option which has become vested and exercisable as described above (or pursuant to Section 2(b) and/or 2(c) below) is hereinafter referred to as the “Vested and Exercisable Portion.”
          (b) If the Participant’s Employment terminates or is terminated for any reason other than by the Company for Cause, the Option shall, to the extent not then vested and exercisable, become vested (but not exercisable ) by applying the following rules:

     (A) If the termination of Employment occurs on or after the first anniversary of the Date of Grant, the Option shall become vested (but not exercisable) with respect to an additional number of Shares such that the Option is vested with respect to 33.333% of the Shares initially covered by the Option, and with respect to 2.777% of the Shares initially covered by the Option for each full month of Employment subsequent to the first anniversary of the Date of Grant but prior to the date of such termination of Employment; provided that no additional vesting will occur under this Clause (A) if, at the time of such termination of Employment, the Option is already vested to the extent set forth in this Clause (A);
     (B) If the Participant’s Employment is terminated due to death or Disability, (x) the Option shall become vested (but not exercisable) with respect to 50% of the then unvested and unexercisable Shares, and (y) the portion of the Option that becomes vested pursuant to Clause (A) and/or (B) shall remain outstanding and capable of becoming exercisable to the extent permitted under Section 2(c) and for the period set forth in Section 3(b);
     (C) If the Participant’s Employment is terminated by the Company without Cause or by the Participant with Good Reason, (x) the Option shall become vested (but not exercisable) with respect to all of the then-unvested and unexercisable Shares, and (y) the portion of the Option that becomes vested pursuant to Clause (A) and/or (C) shall remain outstanding and capable of becoming exercisable to the extent permitted under Section 2(c) and for the period set forth in Section 3(b); and
     (D) If the Participant’s Employment is terminated by the Participant without Good Reason, the Option shall, to the extent not then vested and exercisable, be immediately canceled by the Company without consideration.
The portion of the Option that is vested and exercisable prior to the termination of the Participant’s Employment shall remain exercisable for the period set forth in Section 3(a). The portion of the Option that is not yet vested and exercisable prior to such termination of Employment, and that does not become vested upon the Participant’s termination of Employment pursuant to Clauses (A) through (D) above, shall be immediately canceled by the Company without consideration. If the Participant’s Employment is terminated by the Company for Cause, the Option shall, to the extent not then vested and exercisable, be immediately canceled by the Company without Consideration.
          (c) Notwithstanding any other provisions of this Agreement to the contrary, in the event of a Change in Control or Exit Event, the Option shall, to the extent not then vested and exercisable and not previously canceled, vest and become exercisable as follows:
The Option shall be vested and exercisable in full as of immediately prior to the Change in Control or Exit Event if, as a result of the Change in Control or Exit Event, SLP and its Affiliates receive greater than 2.5 times their initial equity investment in the Company as of Closing (as defined in the Agreement and Plan of Merger, dated July 30, 2006, by and between IPC Acquisition Corp., Trader Acquisition Corp and Trader Merger Corp).

     3. Exercise of Option.
          (a) With respect to the portion of the Option that becomes vested and exercisable by operation of Section 2(a) and 2(c) (but not by operation of Section 2(b)), subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of such Vested and Exercisable Portion of the Option at any time prior to the earliest to occur of:
     (1) the seventh anniversary of the Date of Grant;
     (2) one year following the date of the Participant’s termination of Employment due to death or “Disability”;
     (3) 180 days following the date of the Participant’s termination of Employment by the Company without “Cause” or by the Participant for “Good Reason”;
     (4) 60 days following the date of the Participant’s termination of Employment by the Participant without “Good Reason”; and
     (5) the date of the Participant’s termination of Employment by the Company for “Cause.”
          (b) With respect to the portion of the Option that becomes vested (but not exercisable) by operation of Section 2(b) and subsequently becomes exercisable by operation of Section 2(c), subject to the provisions of the Plan and this Agreement, the Participant may exercise all or any part of such Vested and Exercisable Portion of the Option at any time prior to the earliest to occur of:
     (1) the seventh anniversary of the Date of Grant; and
     (2) 60 days following the date of the Change in Control or Exit Event.
          (c) Definitions.
          For purposes of this Agreement:
     (1) “Cause” shall mean “Cause” as defined in the Participant’s employment agreement with the Company, as amended and restated, dated as of September 28, 2006, as amended August 14, 2007 and as may be amended from time to time (the “Employment Agreement”).
     (2) “Disability” shall mean the Participant’s becoming physically or mentally incapacitated and consequent inability for a period of six (6) months in any twelve (12) consecutive month period to perform the Participant’s duties to the Company.
     (3) “Good Reason” means “Good Reason” as defined in the Employment Agreement.

          (d) Method of Exercise.
     (1) Subject to Section 3(a) and 3(b), the Vested and Exercisable Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Option Price. The payment of the Option Price may be made at the election of the Participant (i) in cash or its equivalent (e.g., by check), (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased, which may include having Shares withheld by the Company having a Fair Market Value equal to the aggregate Exercise Price from Shares that would have otherwise been received by the Participant upon exercise, in each case subject to such rules and requirements as the Committee may adopt from time to time in order to avoid adverse accounting treatment applying generally accepted accounting principles, (iii) partly in cash and partly in such Shares, or (iv) if there is a public market for the Shares at such time, subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such Sale equal to the aggregate Option Price for the Shares being purchased. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.
     (2) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.
     (3) Upon the Company’s determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any delays in issuing the certificates to him, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.
     (4) In the event of the Participant’s death, the Vested and Exercisable Portion of the Option shall remain exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a) or Section 3(b), as applicable. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.
          (e) As a condition to exercising the Option, the Participant shall become a party to the Trader Acquisition Corp Management Stockholders Agreement dated as of September 29, 2006 (the “Stockholders Agreement”). This Option and the Shares acquirable by its exercise will be subject to the terms of such Stockholders Agreement and such other agreements as may be entered into between the Participant and the Company (or to which Participant may be deemed to be a party) governing the terms under which the Participant holds this Option and any Shares acquirable by its exercise.
          (f) As a condition to the exercise of the Option, the Participant shall be required to certify in a manner acceptable to the Committee (and shall be deemed to have certified), that, at the time of exercise, the Participant is in compliance with the terms and conditions of the Plan and this Agreement, including Appendix A to this Agreement, and that, at the time of exercise, the Participant has not engaged in any Restricted Activities (as defined in Section 12).
     4. No Right to Continued Employment. The granting of the Option evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of such Participant.
     5. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     6. Transferability. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Participant shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Participant’s lifetime, the Option is exercisable only by the Participant.
     7. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Option, its exercise or any payment or transfer under or with respect to the Option and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. The Participant may elect to pay a portion or all of such withholding taxes by (a) delivery in Shares (that have been held by the Participant for such period as may be established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), or (b) having Shares withheld by the Company with a Fair Market Value equal to the minimum statutory withholding from any Shares that would have otherwise been received by the Participant upon exercise, subject to such rules and procedures as the Committee may adopt from time to time in order to avoid adverse accounting treatment applying generally accepted accounting principles.
     8. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.
     9. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
     10. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.
     11. Option Subject to Plan and Stockholders Agreement. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and the Stockholders Agreement. The Option is subject to the Plan and the Stockholders Agreement. The terms and provisions of the Plan and the Stockholders Agreement as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Stockholders Agreement, the applicable terms and provisions of the Plan or the Stockholders Agreement, as applicable will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Stockholders Agreement, the applicable terms and provisions of the Stockholders Agreement will govern and prevail.
     12. Restrictive Covenants. If, at any time prior to the exercise of the Option, the Participant engages in any of the activities prohibited by Appendix A (“Restricted Activities”) during the periods provided for in Appendix A, then all of the Participant’s rights with respect to any portion of the Option that has not then vested, and any portion of the Option that has vested but has not yet been exercised, shall immediately terminate. In the event the Participant engages in any Restricted Activities at any time during the 24-month period following the exercise of the Option, the payment or delivery of Shares by the Company thereupon may be rescinded by the Company at any time during the 36-month period following such exercise, and the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any exercise of the Option. Such repayment by the Participant shall be in such manner and on such terms and conditions as may be required by the Company, and the Company shall be entitled to set off against the amount of any such gain any amount owed to the Participant by the Company. For purposes hereof, gain realized or payment received as a result of any exercise of the Option shall be defined as the dollar amount of the excess of (x) the aggregate Fair Market Value of the Shares with respect to which the Option was exercised on the date of such exercise, over (y) the aggregate Option Price of such Option with respect to such Shares. The Participant agrees that the provisions of this Section 12 and Appendix A are reasonable, and the Participant agrees not to challenge the reasonableness of such provisions.
     13. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

TRADER ACQUISITION CORP

By:

Agreed and acknowledged as

of the date first above written:

SCHEDULE A
PERFORMANCE TARGETS APPLICABLE TO THE OPTION

	FY 2008	FY 2009	FY 2010
EBITDA Targets:
(in millions)
Lower Bound
Upper Bound
Cumulative Lower Bound
Cumulative Upper Bound
     The EBITDA Targets will be adjusted by the Board in good faith to reflect each acquisition or disposition by the Company or any of its Subsidiaries subsequent to the date of this Option of any business, operation, entity (including the acquisition of only a portion of an entity whose results will be consolidated by the Company in accordance with GAAP), division of any entity or any assets outside the ordinary course of business. Any such adjustment shall be (i) based on the projections utilized by the Board in good faith in connection with the Board’s approval of any such acquisition or disposition and reflect the projected impact of such acquisition or disposition on EBITDA (including any impact resulting from purchase accounting) (it being understood that prior to utilizing any such projections in connection with any such approval the Board shall consult with, and consider in good faith the comments of, the Company’s Chief Executive Officer and Chief Financial Officer with respect to such projections) and (ii) final and binding on all persons so long as it was made in good faith.
     With respect to the table above, “FY” means “fiscal year” and each fiscal year of the Company shall end on September 30, unless the Board shall otherwise adjust the Company’s fiscal year. For example, FY2008 refers to the fiscal year ended September 30, 2008. If the Board adjusts the Company’s fiscal year, then the Board shall adjust the EBITDA Targets in good faith.
     Section 1. Vesting Rules. The following rules apply in connection with determining whether the EBITDA Targets set forth in the table above (as they may be adjusted as described above) have been satisfied with respect to the Option:
1. With respect to each fiscal year, the determination of EBITDA shall be made by the Board (or any committee delegated such authority by the Board) promptly after the independent auditors of the Company have delivered their audit report with respect to such fiscal year to the Board and will be based upon the financial information reflected in such audited financial statements.

2. No portion of the Shares subject to the Option shall vest with respect to any particular fiscal year unless the Lower Bound EBITDA target with respect to such fiscal year has been achieved.
3. If the Lower Bound EBITDA target is achieved at the end of a specified fiscal year, but the Upper Bound EBITDA is not achieved, and the Participant remains continuously employed by the Company or its Subsidiaries through the end of such fiscal year, then, subject to paragraph 5 below, the Option will vest and become exercisable with respect to 16.666% of the Shares subject to the Option.
4. If the Upper Bound EBITDA target is achieved at the end of a specified fiscal year and the Participant remains continuously employed by the Company or its Subsidiaries through the end of such fiscal year, the Option will vest with respect to 33.333% of the Shares subject to the Option.
5. In the event that actual EBITDA of a specified fiscal year falls between the Lower Bound and Upper Bound EBITDA targets for such fiscal year and the Participant remains continuously employed by the Company or its Subsidiaries through the end of such fiscal year, the percentage of Shares subject to the Option that shall vest at the end of such fiscal year will be determined based on a straight-line interpolation calculation, between the percentages described in paragraphs 3 and 4 above.
6. The unvested portion of the Option of the Participant that was eligible to vest but did not so vest in previously completed fiscal years may also vest and become exercisable on a “catch-up” basis at the end of each of FY09 and FY10 if the Participant remains continuously employed by the Company or its Subsidiaries through the end of any such applicable subsequent fiscal year. To determine whether such unvested portion of the Option will vest on a “catch-up” basis, at the end of FY9 and FY10 the applicable Cumulative Lower Bound and the Cumulative Upper Bound will be substituted for the Lower Bound and Upper Bound for all prior fiscal years. Thereafter, rules 2 through 5 above shall be reapplied for each prior fiscal year using the cumulative EBITDA through the end of such last fiscal year to determine if the target has been satisfied. In the event that the recalculated amount at the end of any prior fiscal year would provide an amount of accelerated vesting that exceeds the aggregate amount of vesting that previously occurred during such prior fiscal year and the Participant remained continuously employed through the required date, then the Option shall be vested to such greater extent.
7. EBITDA shall mean “Consolidated EBITDA” as defined in the First Lien Credit Agreement, dated as of September 29, 2006, among IPC Information Systems, LLC (to be known as IPC SYSTEMS, INC.), IPC Acquisition Corp., Trader Merger Corp., and TWS Netherlands Holdings C.V., as Borrowers, Trader Acquisition Corp, as Holdings, and JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc. as Co-Syndication Agents, and Goldman Sachs Credit Partners L.P. and JPMorgan Securities, Inc. as Co-Lead Arrangers, and Goldman Sachs Credit Partners L.P., JPMorgan Securities, Inc. and Morgan Stanley Senior Funding, Inc., as Joint Bookrunners, as amended from time to time.

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Lance Boxer
Appendix A — Restricted Activities
     This Appendix A to the Performance-Vesting Non-Qualified Stock Option Agreement attached hereto and made a part hereof. It shall be a condition to the grant and exercise of the Stock Option that the Participant agrees as follows:
          (a) Unauthorized Disclosure. The Participant agrees and understands that in the Participant’s position with the Company and its Affiliates, the Participant has been and will be exposed to and has and will receive information relating to the confidential affairs of the Company and its Affiliates, including, without limitation, technical information, intellectual property, business and marketing plans, strategies, customer information, software, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company and its Affiliates and other forms of information considered by the Company and its Affiliates to be confidential and in the nature of trade secrets (including, without limitation, ideas, research and development, know-how, formulas, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals) (collectively, the “Confidential Information”). The Participant agrees that at all times during the Participant’s Employment with the Company and thereafter, the Participant will not disclose such Confidential Information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Participant’s employment with the Company, the Participant shall promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data and any other tangible product or document which has been produced by, received by or otherwise submitted to the Participant during or prior to the Participant’s employment with the Company, and any copies thereof in his (or capable of being reduced to his) possession.
          (b) Non-Competition. By and in consideration of the Company’s grant of this Option, and as a condition to the Participant’s right to exercise such Option, and in further consideration of the Participant’s exposure to the Confidential Information of the Company and its Affiliates, the Participant agrees that the Participant shall not, during the Participant’s service with the Company and thereafter during the 24-month period following the Participant’s termination of Employment for any reason (the ‘‘Non-Competition Term”), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner with, including, without limitation, holding any position as a shareholder, director, officer, consultant, independent contractor, employee, partner, or investor in any Restricted Enterprise (defined below); provided that in no event shall ownership of l% or less of the outstanding equity securities of any issuer whose securities are registered under the Securities Exchange Act of 1934, as amended, standing alone, be prohibited by this Paragraph (b). For purposes of this Paragraph (b), “Restricted Enterprise” shall mean any person, corporation, partnership or other entity that is engaged, directly or indirectly, in or to (i) the design, sale, manufacture, installation, servicing, consultation and other professional services and applications of Turret Systems (as defined

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below); (ii) the design, sale, provisioning, installation or servicing of telecommunications services for trading floors; (iii) managed services in connection with trading organizations as provided by the Company during the Participant’s Employment with the Company; or (iv) the design, sale, manufacture, installation, servicing, consultation and other professional services and applications of radio consoles and computer-aided dispatch software for use in Command & Control communications, in each case in the United States or in any other geographic location where the Company or any of its affiliates do business. For purposes of this Paragraph (b), the term “Turret Systems” shall mean telecommunications equipment and software to enable communications (including voice, video and data) primarily among traders, counterparties and associated support personnel, but also among personnel involved in Command & Control communications. For purposes of this Paragraph (b), the term “Command & Control” shall include communications in the following four segments: (A) public safety, (B) federal, state and local government, (C) power, energy and utilities and (D) transportation. During the 24-month period following the Termination Date, upon request of the Company, the Participant shall notify the Company of the Participant’s then-current employment status.
          (c) Non-Solicitation. During the Participant’s Employment with the Company and for a period of 24 months thereafter, the Participant shall not (x) contact, induce or solicit (or assist any person to contact, induce or solicit) any person which has a business relationship with the Company or of any of its affiliates to terminate, curtail or otherwise limit such business relationship, or (y) contact, induce or solicit (or assist any person to contact, induce or solicit) for employment any person who is, or within six months prior to the date of such action was, an employee of the Company or any of its Affiliates. The provisions of this Paragraph (c) shall not prevent the Participant from soliciting for employment any individual who served him directly in the role of secretary and/or assistant during his Employment with the Company. In addition, the provisions of this Paragraph (c) shall not prevent the Participant from utilizing business contacts and information in his possession before his Employment with the Company, so long as such utilization does not violate Paragraph (b) hereof or the first sentence of Paragraph (c) hereof.
          (d) Remedies. The Participant agrees that any breach of the terms of this Appendix A would result in irreparable injury and damage to the Company and its Affiliates for which the Company and its Affiliates would have no adequate remedy at law. The Participant therefore also agrees that in the event of said breach or any threat of breach, the Company shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Participant and/or any and all persons and/or entities acting for and/or with the Participant, without having to prove damages, in addition to any other remedies to which the Company may be entitled at law or in equity. The terms of this Paragraph (d) shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach hereof, including, without limitation, the recovery of damages from the Participant. The Participant and the Company further agree that the provisions of the covenants contained in the Option Agreement and this Appendix A are reasonable and necessary to protect the businesses of the Company and its Affiliates because of the Participant’s access to Confidential Information and the Participant’s material participation in the operation of such businesses. Should a court or arbitrator determine, however, that any provision of the covenants contained in the Option Agreement or this Appendix A is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be

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interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.
     The existence of any claim or cause of action by the Participant against the Company or any of its Affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants contained in the Option Agreement and this Appendix A; provided, however, that this sentence shall not apply to any claim or cause of action by the Participant for any payment or benefit which is required to be paid or provided to him if the payment or provision thereof is not the subject of a good faith dispute between the Company and the Participant.